Exhibit 10.4
LEASE AGREEMENT
     This Lease Agreement (this “Lease”) is made and entered into effective as of November 14, 2007 (the “Effective Date”) between CM REAL ESTATE, LLC, a Texas limited liability company (“Landlord”), whose address is 650 South Royal Lane, Coppell, Texas 75019, and CRAFTMADE INTERNATIONAL, INC., a Delaware corporation (“Tenant”), whose address is 650 South Royal Lane, Coppell, Texas 75019.
W I T N E S S E T H
     Section1. Lease of Premises. For and in consideration of the covenants and conditions herein contained, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain tract of land that is located at 650 South Royal Lane, Coppell, Texas and is more particularly described in Exhibit A hereto (the “Land”), together with the buildings and all other improvements situated on the Land and all other appurtenances to the Land (the Land, the buildings, all other such improvements, and all other such appurtenances are herein collectively called the “Premises”).
     Section 2. Term. The term of this Lease (the “Term”) shall commence on the Effective Date and shall end at 11:59 p.m. on December 31, 2017, unless earlier terminated pursuant to other provisions hereof.
     Section 3. Base Rent. Tenant shall, on the first day of each calendar month of the Term, pay to Landlord, without deduction or offset, the amount of $102,375.00 (the “Base Rent”), which shall be due and payable without demand or notice. If this Lease commences other than on the first day of a calendar month, then the Base Rent for the remaining portion of such month shall be prorated, and the prorated portion thereof shall be due and payable on such commencement date.
     Section 4. Taxes and Utilities. Tenant shall pay, when due and without notice or demand from Landlord, (i) all real property and other ad valorem taxes assessed against the Premises, and all charges or assessments made against or with respect to the Premises by any governmental entity or agency thereof, including without limitation charges and assessments for street repair, paving, and sewer or water pipeline repair or construction (all such taxes, charges, and assessments are herein collectively called “Taxes”), and (ii) all costs of electricity, water, sewer services, natural gas, telephone service, garbage collection, and all other utilities and services that are provided to or used on the Premises (collectively, “Utilities’”). Taxes shall be prorated for any partial calendar year during the Term with Tenant paying the portion thereof allocable to the interval in such calendar year during which this Lease was in effect and with Landlord paying the balance. If Landlord receives a tax statement for the Premises during the Term, then Landlord shall promptly forward such tax statement to Tenant. Landlord and Tenant agree to reasonably cooperate with each other in connection with contesting any Taxes during the Term. Utilities shall be prorated for any partial calendar month during the Term with Tenant paying the portion thereof allocable to the interval in such calendar month during which this Lease was in effect and with Landlord paying the balance.
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     Section 5. Tenant’s Insurance Obligations. Tenant shall keep in force during the Term, at Tenant’s sole cost, the following insurance coverage.
(i)	fire and extended coverage insurance covering the Premises, in the amount of the full insurable value of the buildings, and naming Landlord and any mortgagee of Landlord as the insured parties, as their interests may appear.

(ii)	fire and extended coverage insurance covering the full value of all Tenant’s personal property and improvements, and of all other personal property (including the personal property of others) in the Premises, naming Tenant as the insured party;

(iii)	comprehensive general liability insurance covering the Premises in an amount of not less than a combined single limit of $5,000,000 or such other amount as Landlord or any mortgagee of Landlord may from time to time reasonably require, insuring Tenant, Landlord and any mortgagee of Landlord against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; and

(iv)	such other insurance as any mortgagee of Landlord may require with respect to the Premises.
Each of the insurance policies shall be in form and substance reasonably satisfactory to Landlord and any mortgagee of Landlord, and shall include an endorsement waiving the insurer’s rights of recovery under subrogation or otherwise against both Landlord and Tenant. Each such policy shall provide that it may not be cancelled or amended without at least twenty (20) days’ prior written notice to Landlord. At least twenty (20) days prior to the expiration of each of such policies, Tenant shall deliver to Landlord a certificate of insurance evidencing a renewal of such policy, together with evidence satisfactory to Landlord of the payment of the premiums therefor. If Tenant fails to obtain and maintain insurance in accordance with this Section, and does not cure such failure within one business day’s written notice, then, without limiting any other remedy available to Landlord under this Lease, Landlord shall have the right (but not the obligation) to cause such insurance to be issued in accordance with this Section, whereupon Tenant shall promptly reimburse to Landlord the amount of all premiums paid by Landlord.
     Section 6. Use of Premises. The Premises shall be used by Tenant only for commercial uses that are permitted by applicable zoning, environmental, and other laws, which uses are herein called the “Permitted Uses.”
     Section 7. Maintenance and Repairs. Tenant shall, at its sole cost, maintain the Premises in the same manner that a reasonably careful and prudent person would maintain business property owned by such person. Without limiting the foregoing, Tenant shall maintain in a good state of repair, and in a clean condition, the buildings, including all structural elements thereof and all plumbing, electrical conduits, and air-conditioning equipment therein, and all streets, parking areas, loading zones, landscaped areas, drains, fences, and sidewalks on the Premises. If (i) Tenant fails to make repairs which Tenant is obligated to make pursuant to this Section within ten (10) days after receipt of written notice from Landlord describing the repairs to be performed,
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or (ii) Landlord reasonably determines that emergency repairs for which Tenant is responsible are necessary, then without limiting any other remedy available to Landlord under this Lease, Landlord shall have the right (but not the obligation) to cause such repairs to be made and Tenant shall be obligated forthwith to reimburse Landlord for the cost thereof. Landlord and Tenant hereby acknowledge and agree that (a) Tenant shall be liable for and obligated to perform all maintenance and repairs to the Premises during the Term and (b) Landlord shall have no duty, obligation or liability to perform any maintenance or repairs or make any improvements to the Premises.
     Section 8. Tenant’s Improvements. Prior to making any improvements in the Premises, Tenant shall submit to Landlord plans and specifications therefor in such detail as may reasonably be requested by Landlord. Tenant shall not construct, remove, or alter any improvements in the Premises without first obtaining Landlord’ prior written consent, which consent shall not unreasonably be withheld.
     Section 9. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, sell or otherwise transfer or mortgage or otherwise encumber its interest in the Premises or any portion thereof. Without limiting the foregoing, Tenant shall not assign this Lease or sublet or license the Premises or any portion thereof without Landlord’s prior written consent.
     Section 10. INDEMNITY. TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD AND ITS AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY (A“LOSS”) ARISING FROM ANY OCCURRENCE ON THE PREMISES OR FROM TENANT’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE (OTHER THAN A LOSS ARISING FROM THE GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS. AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. THIS INDEMNITY PROVISION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE.
     Section 11. Waiver of Subrogation. Notwithstanding any provision to the contrary in this Lease, Landlord and Tenant each waives all rights of recovery, claims, and causes of action against the other, or against the agents, officers, invitees, or employees of the other, for any death of or injury to any person or any loss or damage that may occur to the Premises or any personal property of either party located therein or thereon, by reason of fire, the elements, accidental occurrence, or any other cause which is insured against under the terms of the policies of insurance maintained by Tenant pursuant to this Lease, regardless of the origin of such loss or
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damage including the negligence of the other party, its agents, officers, licensees, or employees; however, the foregoing waiver shall be inapplicable in instances of willful misconduct.
     Section 12. Damage to Premises. If the Premises are damaged or destroyed by fire, explosion, wind storm, or any other casualty during the Term to such an extent that the damage cannot, in Landlord’s reasonable judgment, be repaired within 180 days thereof, and if as a result of such damage or destruction it becomes impracticable for Tenant to operate its business from the Premises, each of Landlord and Tenant shall have the option, exercisable by written notice to the other within 30 days after such damage or destruction, to terminate this Lease effective as of the date of such damage or destruction. If the damage can, in Landlord’s reasonable judgment, be repaired within 180 days, or if neither Tenant nor Landlord elects to terminate this Lease during the 30-day period, then Landlord shall, at Landlord’s sole cost, proceed to repair and rebuild the damaged or destroyed Premises upon substantially the same plan as existed immediately prior to such damage or destruction, subject to changes thereto acceptable to Landlord and Tenant. During such period of time as the Premises are affected by such damage or destruction, and to the extent that the business of Tenant is materially impaired, neither the Base Rent nor any other payments due hereunder shall be reduced, but instead shall continue in full force and effect. Tenant, at Tenant’s option and expense, shall have the right to obtain business interruption insurance. Tenant shall not be entitled to compensation from Landlord for damages on account of inconvenience, annoyance, or loss of business during any period of repair or reconstruction unless Landlord fails diligently and continuously to prosecute to completion such repair or reconstruction. Notwithstanding the foregoing, if any mortgagee of Landlord elects to apply casualty proceeds against the mortgage indebtedness, then Landlord shall have the right to terminate this Lease by delivering notice thereof to Tenant.
     Section 13. Condemnation. If any material part of the Premises is taken under the power of eminent domain such that Tenant’s ability to carry on its business would be materially impaired, then Tenant shall have the right to elect, by delivering notice to Landlord not more than 30 days after the conclusion of the eminent domain proceeding, to terminate this Lease. If this Lease is not so terminated, then all of the terms and provisions hereof shall continue in full force and effect. All compensation awarded for the taking of the fee or for diminution in value to the reversion shall be the property of Landlord; however, Landlord shall not be entitled to the award made to Tenant for relocation expenses and depreciation to and cost of removal of fixtures and merchandise.
     Section 14. Landlord’s Liens. Landlord hereby waives any and all of Landlord’s liens and other security interests that Landlord may now hereafter have on any of Tenant’s personal property that may now or hereafter be located at the Premises.
     Section 15. Mortgages.
(i)	This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage being referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage to this Lease by delivering
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written notice thereof to Tenant. The provisions of this Section 15(i) shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage.
(ii)	Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding the foregoing attornment and subordination provisions, Landlord’s Mortgagee shall not be liable for any acts of any previous landlord under this Lease (including, without limitation, any acts of Landlord) or for construction of any improvements and shall not be bound by any amendment to which Landlord’s Mortgagee did not consent in writing nor any payment of rent made more than one month in advance. No amendment to this Lease shall be effective without the prior written consent of Landlord’s Mortgagee.

(iii)	Without limiting the generality of the provisions set forth in the foregoing provisions of this Section 15, in the event that Landlord’s Mortgagee (or its successor or assignee) should acquire the Premises by foreclosure, deed in lieu of foreclosure or similar arrangement, Landlord’s Mortgagee shall have the following options:
     (1) Landlord’s Mortgagee shall have the right to keep this Lease in full force and effect. Tenant agrees upon demand by Landlord’s Mortgagee, before or after the institution of any proceedings for foreclosure, or the sale of the Premises pursuant to a Mortgage or other instrument of security, to attorn to Landlord’s Mortgagee or any purchaser at a foreclosure sale and to recognize Landlord’s Mortgagee or such purchaser as Landlord under this Lease. The foregoing agreement of Tenant to attorn upon demand of Landlord’s Mortgagee shall survive any foreclosure sale.
     (2) Landlord’s Mortgagee (or any purchaser at a foreclosure sale) shall have the right to terminate this Lease by written notice to Tenant.
(iv)	Landlord and Tenant acknowledge and agree that as of the date of this Lease the sole Landlord’s Mortgagee is Allianz Life Insurance Company of North America, a Minnesota corporation, which shall be entitled to all rights and benefits conferred upon a Landlord’s Mortgagee pursuant to this Lease.
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     Section 16. Access to Premises. Landlord shall have the right to enter upon the Premises at all reasonable hours to conduct inspections, show the Premises to lenders and purchasers and (at Landlord’s option) perform maintenance and repairs; however, Landlord shall use its reasonable efforts to minimize interference with the business of Tenant. During the final six (6) months of the Term, Landlord may enter upon the Premises to show the Premises to prospective tenants; however, Landlord may do so only during Tenant’s normal business hours, and Landlord shall use reasonable efforts to minimize interference with the business of Tenant.
     Section 17. Mechanics’ and Materialmen’s Liens. Tenant shall cause to be discharged, by payment or by filing a bond in form acceptable to Landlord or Landlord’s mortgagees within twenty (20) days after the filing thereof, any general contractor’s, mechanics’, or materialmen’s lien that is filed against the Premises, or any part thereof, for any work claimed to have been performed at the request or for the account of Tenant or for any materials claimed to have been furnished to or at the request of Tenant.
     Section 18. Surrender of Premises. Upon the expiration of the Term, Tenant shall surrender the Premises to Landlord, broom clean, ordinary wear and tear accepted. All trade fixtures and equipment installed in the Premises by Tenant during the Term shall remain the property of Tenant, and may be removed at any time during the Term. Unless otherwise consented to in writing by Landlord, Tenant shall, prior to the expiration of the Term, remove all trade fixtures installed in the Premises by Tenant, and shall remove in a good and workmanlike manner all protrusions from the walls of the Premises, including without limitation, all protrusions for lights, electrical equipment, or plumbing fixtures and connections, and shall fill and repair all holes or voids in the interior walls of the Premises, and shall repair all other damage to the Premises caused by the removal of Tenant’s trade fixtures.
     Section 19. Holding Over. If Tenant continues to occupy the Premises after the termination of this Lease and without the written consent of Landlord, then (i) Tenant’s occupancy shall be construed as a tenancy at sufferance at a rental equal to 110% of the Base Rent in effect immediately prior to the end of the Term, which shall be prorated and due and payable on a per day basis, and (ii) Tenant shall be liable for all of Landlord’s consequential damages resulting from such holding over. Tenant hereby agrees that, notwithstanding any other provision in this Lease providing for notice or cure in the event of a default by Tenant, Landlord shall have no obligation to give to Tenant any notice to vacate the Premises before filing a suit for forcible detainer.
     Section 20. Events of Default. Each of the following occurrences shall constitute an “Event of Default”:
(i)	Tenant’s failure to pay Base Rent, or any other sums due from Tenant to Landlord under the Lease, when due, and the continuation of such failure for a period of five (5) days after Landlord has delivered to Tenant written notice thereof; provided, however, that Landlord shall not be required to deliver such written notice to Tenant for a monetary default more than two (2) times in any twelve (12) month period during the Term;
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(ii)	Tenant’s failure to perform, comply with, or observe any other obligation of Tenant under this Lease, and the continuation of such failure, after Landlord has delivered to Tenant written notice thereof, for a period of (A) ten (10) days, in the case of obligations arising under Sections 4 and 5 hereof, and (B) thirty (30) days, in the case of obligations arising under other provisions of this Lease;

(iii)	the filing of a petition by or against Tenant (A) in any bankruptcy or other insolvency proceeding; (B) seeking any relief under any state or federal debtor relief law; (C) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (D) for the reorganization or modification of Tenant’s capital structure, however, if such petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such filing dismissed within sixty (60) days; and/or
(iv)	the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.
     Section 21. Landlord’s Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:
     (a) terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Base Rent accrued hereunder through the date of termination, (ii) all other amounts then due by Tenant to Landlord under this Lease, and (iii) an amount equal to (A) the total Base Rent that Tenant would have been required to pay for the remainder of the Term if this Lease had not been terminated discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates,” minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or
     (b) terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Base Rent and other amounts accrued hereunder to the date of termination of possession, and (ii) all Base Rent and other sums required to be paid by Tenant hereunder during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises). Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from lime to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of
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the Premises shall be deemed to be taken under this subsection (b). If Landlord elects to proceed under this subsection (b), then Landlord may at any time thereafter elect to terminate this Lease under subsection (a).
Additionally, without notice, Landlord may, upon any Event of Default, alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant except as may be required by law.
     Section 22. Notices. All notices to be given or delivered hereunder shall be in writing and shall be delivered either by certified mail, postage prepaid, return receipt requested, or by courier or messenger delivery, at the address of Landlord and Tenant set forth in the preamble of this Lease. Notices shall be deemed to be given and received when delivered to the addresses called for hereby. Landlord and Tenant may, by delivering notice to the other, designate substitute addresses for those set forth above.
     Section 23. Broker’s Commissions. Each of Landlord and Tenant shall indemnify the other against, and hold the other harmless from, all liabilities (including reasonable attorneys’ fees) arising from any right or claim to a brokerage commission, finder’s fee, or similar compensation in connection with this Lease which arises out of any act or agreement of the indemnitor.
     Section 24. Limitation of Liability. Notwithstanding any provision to the contrary in this Lease, Tenant’s sole and exclusive remedy in the event of a breach by Landlord of any provisions herein shall be an action for damages which may not be instituted unless and until (i) Tenant has delivered to Landlord notice specifying with particularity the nature of such breach, and (ii) Landlord has failed to commence to cure said breach within ten (10) days after receipt of such notice. Tenant shall look solely to the estate and interest of Landlord in the Premises for the collection of any judgment (or other judicial process) arising out of any default by Landlord hereunder. Without limiting the foregoing, no assets of Landlord other than the Premises shall be subject to levy, execution, or other process for the satisfaction of Tenant’s remedies for a breach of this Lease. If Landlord conveys fee simple title to the Premises to any third party, and such third party assumes all of the obligations of Landlord hereunder, then Landlord shall thereupon be relieved and released from all obligations of Landlord thereafter arising under this Lease, and Tenant shall look solely to such third party grantee for performance of such obligations.
     Section 25. Quiet Enjoyment. Landlord covenants that, if Tenant pays all rents and performs all of its obligations pursuant to this Lease, then Tenant shall peaceably and quietly enjoy the Premises subject only to the terms of this Lease and to any mortgage to which this Lease is or may become subordinate.
     Section 26. Estoppel Certificates. Tenant shall, at the request of Landlord from time to time, execute and deliver all estoppel certificates reasonably requested by Landlord for the benefit of any prospective mortgagee or purchaser of the Premises.
     Section 27. Entire Agreement. This Lease, including Exhibit A attached hereto, merges all prior agreements of Landlord and Tenant and constitutes the entire agreement between
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Landlord and Tenant with respect to Tenant’s occupancy of the Premises, and may be amended only by a written instrument executed by both Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Texas. All references in this Lease to a Section shall, unless expressly otherwise indicated, refer to a Section of this Lease.
     Section 28. Condition. THE PREMISES ARE LEASED BY LANDLORD AND ACCEPTED BY TENANT “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF WHATSOEVER KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, OR WHETHER WRITTEN OR ORAL. WITHOUT LIMITING THE FOREGOING, LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE PHYSICAL CONDITION OF THE PREMISES OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS WASTE THEREON, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the effective date first set forth above.

LANDLORD:			TENANT:

CM REAL ESTATE, LLC,			CRAFTMADE INTERNATIONAL, INC.,
a Texas limited liability company			a Delaware corporation

By:	/s/ James R. Ridings		By:	/s/ James R. Ridings

	Name:	James R. Ridings		Name:	James R. Ridings

	Title:			Title:

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